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                                                                EXHIBIT 10.2

                            HILLENBRAND INDUSTRIES, INC.
                               1996 STOCK OPTION PLAN


      1. PURPOSE. The purpose of the Hillenbrand Industries, Inc. 1996 Stock Option Plan (the "Plan"), as amended and restated on January 20, 1997 and January 19, 1999, is to provide to officers (including officers who are members of the Board of Directors), other key employees and non-employee directors of Hillenbrand Industries, Inc. (the "Corporation") and other key employees of any of the eighty percent (80%) or greater owned, direct or indirect, subsidiaries of the Corporation (individually a "Subsidiary" and collectively the "Subsidiaries") who are materially responsible for the management or operation of the business of the Corporation or a Subsidiary, a favorable opportunity to acquire Common Stock, without par value, of the Corporation ("Common Stock"), thereby providing them with an increased incentive to work for the success of the Corporation and the Subsidiaries and to enable the Corporation and the Subsidiaries to attract and retain capable executive personnel. The two means by which an individual may acquire an option to purchase Common Stock are: (a) the grant to a key employee of an option to acquire shares of Common Stock (an "Option") in accordance with
Section 5 hereof, and (b) the grant to a member of the Board of Directors of the Corporation who is not employed by the Corporation or a Subsidiary (an "Outside Director") of an option to acquire shares of Common Stock (a "Director Option") in accordance with Section 7 hereof.

      2. ADMINISTRATION OF THE PLAN. Except with respect to grants to an Outside Director of a Director Option in accordance with Section 7 hereof, the Plan shall be administered, construed and interpreted by the Subcommittee of the Performance Compensation Committee of the Corporation's Board of Directors (the "Committee"). The Committee must be composed of two or more persons who qualify as "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act") and as "outside directors" as defined in Treasury Reg.
Section 1.162-27(e)(3). The decision of a majority of the members of the Committee shall constitute the decision of the Committee, and the Committee may act either at a meeting at which a majority of the members of the Committee is present or by a written consent signed by all members of the Committee. The Committee shall have the sole, final and conclusive authority to determine, consistent with and subject to the provisions of the Plan:

          (a) the individuals (the "Optionees") to whom Options are granted under the Plan;

          (b)  the time when Options shall be granted hereunder;

          (c) the number of shares of Common Stock of the Corporation to be covered under each Option;

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          (d)  the price to be paid upon the exercise of each Option;

          (e)  the period within which each Option may be exercised;

          (f) the extent to which an Option is an incentive stock option or a non-qualified stock option;

          (g) the extent to which stock appreciation rights shall be awarded in conjunction with an Option; and

          (h) the terms and conditions of the respective agreements by which Options and stock appreciation rights shall be evidenced.

The Committee shall also have authority to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in the administration of the Plan.

     Those provisions of the Plan (including, but not limited to, Section 7) that are applicable to the administration, construction or interpretation of Director Options (the "Director Option Provisions") shall be administered, construed and interpreted by those members of the Board of Directors of the Corporation who are not Outside Directors (the "Inside Directors"). If at any time there are no Inside Directors, the chief executive officer and the treasurer of the Corporation shall be deemed to be the Inside Directors for all purposes of the Plan. The decision of a majority of the Inside Directors shall constitute the decision of the Inside Directors, and the Inside Directors may act either at a meeting at which a majority of the Inside Directors is present or by a written consent signed by all of the Inside Directors. The Inside Directors shall have the sole, final and conclusive authority to interpret and construe the Director Option Provisions and to prescribe, amend and rescind rules and regulations relating to the Director Option Provisions.

      3. ELIGIBILITY FOR OPTIONS. The Committee may, consistent with the purposes of the Plan, grant Options (and/or related stock appreciation rights) to officers and other key employees of the Corporation or of a Subsidiary who in the opinion of the Committee are from time to time materially responsible for the management or operation of the business of the Corporation or of a Subsidiary; provided, however, that in no event may any employee who owns (after application of the ownership rules in Section
424(d) of the Internal Revenue Code of 1986, as amended (the "Code")) shares of Common Stock possessing more than 10% of the total combined voting power of all classes of Common Stock of the Corporation be granted an incentive stock option hereunder unless at the time such option is granted the option price is at least 110% of the fair market value of the Common Stock subject to the Option and such incentive stock option by its terms is not exercisable after the expiration of five (5)

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years from the date such Option is granted.  Subject to the provisions of
Section 4 hereof, an individual who has been granted an Option under the Plan, if he is otherwise eligible, may be granted an additional Option or Options if the Committee shall so determine. The maximum number of shares of Common Stock with respect to which Options or stock appreciation rights may be granted in any calendar year to any individual shall not exceed two hundred thousand (200,000).

      4. STOCK SUBJECT TO THE PLAN. There shall be reserved for issuance upon the exercise of Options (or stock appreciation rights awarded in conjunction with Options) and Director Options granted under the Plan three million (3,000,000) shares of Common Stock which may be authorized but unissued shares of the Corporation. Subject to Section 8 hereof, the shares for which Options and/or Director Options may be granted under the Plan shall not exceed that number. If any Option (including any stock appreciation right awarded in conjunction with the Option) or any Director Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall (unless the Plan shall have terminated) become available for other Options or Director Options under the Plan. The number of shares of Common Stock available for Options or Director Options under the Plan shall not be increased by the fact that Options are exercised by the tendering of additional shares of Common Stock or by the fact that an Optionee elects to have shares of Common Stock withheld in accordance with Section 9 hereof.

      5. TERMS OF OPTION. Each Option granted under the Plan shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate:

          (a) OPTION PRICE. The price to be paid for shares of Common Stock upon the exercise of an Option shall be the average between the high and the low of the Common Stock on the date of grant (or, if the date of grant is not a trading date, then on the last previous trading day), but such price in the case of an incentive stock option in no event shall be less than the fair market value, as determined by the Committee consistent with the requirements of Section 422 of the Code, of Common Stock on the date on which the Option is granted.

          (b) PERIOD FOR EXERCISE OF OPTION. An Option shall not be exercisable after the expiration of such period as shall be fixed by the Committee at the time such Option is granted, but such period in no event shall exceed ten (10) years and one (1) day from the date on which such Option is granted; provided, however, that incentive stock options shall have terms not in excess of ten (10) years; provided, further, that no Option shall be exercisable prior to the date on which the Plan is approved by the shareholders of the Corporation as required by Section 422 of the Code.

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          (c)  EXERCISE OF OPTIONS.  The option price of each share of Common
     Stock purchased upon exercise of an Option shall be paid in full (1) in cash at the time of such exercise, or (2) if the Optionee may do so in conformity with Regulation T (12 C.F.R. Section 220.3(e)(4)) and without violating Section 16(b) or (c) of the 1934 Act (to the extent applicable) and if permitted under the agreement entered into by the Corporation and the Optionee relating to the Option, by delivering a properly executed exercise note together with irrevocable instructions to a broker to deliver promptly to the Corporation the total option price in cash and, if desired, the amount of any taxes to be withheld from the Optionee's compensation as a result of any withholding tax obligation of the Corporation or any of its Subsidiaries, as specified in such notice, or (3) subject to the approval of the Committee, by tendering to the Corporation whole shares of Common Stock owned by him for at least six (6) months having a fair market value equal to the cash exercise price of the shares with respect to which the Option is being exercised, or (4) subject to the approval of the Committee, any combination of such shares and cash. For this purpose, the fair market value of the shares tendered by the Optionee shall be computed as of the exercise date in such manner as determined by the Committee, consistent with the requirements of Section 422 of the Code. The Committee shall have the authority to grant Options exercisable in full at any time during their term, or exercisable in such installments, equal or non-equal, as the Committee shall determine. An Option may be exercised at any time or from time to time during the term of the Option as to any or all whole shares which have become subject to purchase pursuant to the terms of the Option (including, without limitation, any quotas with respect to option exercise) or the Plan.

          (d) TERMINATION OF OPTION. If an Optionee ceases to be an employee of the Corporation or one of the Subsidiaries or if there is a disposition of the Subsidiary for which the Optionee performed the majority of his services, any Option granted to him shall forthwith terminate unless the Option provides otherwise or the Committee otherwise agrees. Leave of absence approved by the Committee shall not constitute cessation of employment. Notwithstanding the foregoing provisions of this subsection
     (d), no Option shall be exercisable after the expiration of the period fixed by the Committee in accordance with subsection (b) above. All Options shall terminate if the Plan is not approved by the shareholders of the Corporation within the time period set forth in Section 15.

          (e) TRANSFERABILITY OF OPTION. An incentive stock option may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution, and during the lifetime of the Optionee shall be exercisable only by the Optionee. The Committee shall have the discretion to determine the extent to which non-qualified stock options may be transferred by Optionees.

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          (f)  INVESTMENT REPRESENTATIONS.  Unless the transfer of shares of
     Common Stock subject to an Option are registered under applicable federal and state securities laws, each Optionee by accepting an Option shall be deemed to agree for himself and his legal representatives that any Option granted to him and any and all shares of Common Stock purchased upon the exercise of the Option shall be acquired for investment and not with a view to, or for the sale in connection with, any distribution thereof, and each notice of the exercise of any portion of an Option shall be accompanied by a representation in writing, signed by the Optionee or his legal representatives, as the case may be, that the shares of Common Stock are being acquired in good faith for investment and not with a view to, or for sale in connection with, any distribution thereof (except in case of the Optionee's legal representatives for distribution, but not for sale, to his legal heirs, legatees and other testamentary beneficiaries). Any shares issued pursuant to an exercise of an option may, but need not, bear a legend evidencing such representations and restrictions.

          (g) MAXIMUM INCENTIVE STOCK OPTIONS. The aggregate fair market value (determined as of the time the Option is granted) of Common Stock subject to incentive stock options that are exercisable for the first time by an employee during any calendar year under the Plan or any other plan of the Corporation or any Subsidiary shall not exceed $100,000. For this purpose, the fair market value of such shares shall be determined as of the date the Option is granted and shall be computed in such manner as shall be determined by the Committee, consistent with the requirements of Section 422 of the Code. If the immediate exercisability of incentive stock options arising from the retirement, death or permanent and total disability of an Optionee consistent with the terms of the applicable option agreement or arising from any change of control of the Corporation in accordance with the applicable option agreement would cause this $100,000 limitation to be exceeded for an Optionee, such incentive stock options shall automatically be converted into non-qualified stock options as of the date on which such incentive stock options become exercisable but only to the extent necessary to comply with the $100,000 limitation.

          (h) AGREEMENT. Each Option shall be evidenced by an agreement between the Optionee and the Corporation which shall provide, among other things, that, with respect to incentive stock options, the Optionee shall advise the Corporation immediately upon any sale or transfer of the shares of Common Stock received upon exercise of the Option to the extent such sale or transfer takes place prior to the later of (a) two (2) years from the date of grant or (b) one (1) year from the date of exercise. The agreement shall include the Option term and exercise conditions.

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          (i)  CERTIFICATES.  The certificate or certificates for the shares of
     Common Stock issuable upon an exercise of an Option shall be issued as promptly as practicable after such exercise. An Optionee shall not have any rights of a shareholder in respect to the shares of Common Stock subject to an Option until the date of issuance of a stock certificate to him for such shares. In no case may a fraction of a share be purchased or issued under the Plan, but if, upon the exercise of an Option, a fractional share would otherwise be issuable, the Corporation shall pay cash in lieu thereof.

          (j) NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan or in any agreement entered into pursuant hereto shall confer on any person any right to continue in the employ of the Corporation or the Subsidiaries or affect any rights of the Corporation, a Subsidiary, or the shareholders of the Corporation may have to terminate his service at any time.

          (k)  INCENTIVE STOCK OPTIONS AND NON-QUALIFIED STOCK  OPTIONS.
     Options granted under the Plan may be incentive stock options under Section 422 of the Code or non-qualified stock options. All Options granted hereunder shall be clearly identified as either incentive stock options or non-qualified stock options. In no event shall the exercise of an incentive stock option affect the right to exercise any non-qualified stock option, nor shall the exercise of any non-qualified stock option affect the right to exercise any incentive stock option. Nothing in the Plan shall be construed to prohibit the grant of incentive stock options and non-qualified stock options to the same person; provided, however, that incentive stock options and non-qualified stock options shall not be granted in a manner whereby the exercise of one non-qualified stock option or incentive stock option affects the exercisability of the other. No incentive stock option may be granted after the conclusion of a ten (10) year period commencing on the date the Plan is adopted.

      6. STOCK APPRECIATION RIGHTS. The Committee may award a stock appreciation right in conjunction with either an incentive stock option or a non-qualified stock option. Under a stock appreciation right, the Optionee may surrender all or a part of an Option and receive in exchange payment of no more than 100% of the excess of the fair market value of the Common Stock subject to the Option on the date of exercise over the exercise price of the Option. The award of a stock appreciation right shall be evidenced by an agreement between the Corporation and the Optionee, the provisions of which shall be determined by the Committee in accordance with the provisions of the Plan.

     A stock appreciation right may be exercisable at any date with respect to no more than the number of shares of Common Stock for which the related Option is exercisable. A stock appreciation right may be exercisable only when the per share

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fair market value (as determined in accordance with Section 5(a) hereof) of the Common Stock subject to the Option exceeds the per share exercise price of the Option. Each stock appreciation right shall terminate no later than the termination date of the related Option, and is transferable only with and to the extent that the related Option is transferable.

     The Committee may limit the payment on exercise of a stock appreciation right to less than 100% of the increase in value, as aforesaid, or it may set a maximum dollar amount of payment not to exceed 100% of the increase in value. Payment may be made in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock. Notwithstanding any other provision in the Plan to the contrary, the Committee shall have the sole discretion either to (a) determine the form in which payment for the stock appreciation right will be made (i.e., cash, shares of Common Stock or a combination thereof), or (b) to consent to or disapprove the election of the Optionee to receive cash in full or partial settlement of the stock appreciation right. Such consent or disapproval must be given within seven
(7) calendar days after the date on which the Optionee initially elects the form of payment. Upon exercise of a stock appreciation right respecting a given number of shares subject to the Option, the right to exercise the related Option respecting such shares shall automatically terminate.

     7. DIRECTOR OPTIONS. Director Options shall be granted as of the first day following each annual meeting of the Corporation's shareholders (a "Grant Date"). As of each Grant Date, each Outside Director serving as a director of the Corporation on that Grant Date shall automatically be granted a Director Option to purchase four thousand (4,000) shares of Common Stock, provided, however, that if on a Grant Date the number of remaining shares available for Director Option grants is not large enough to grant each Outside Director with a Director Option of four thousand (4,000) shares, the number of shares covered by the final Director Option for each Outside Director shall be reduced proportionately to the nearest whole share so that the number of shares granted under the Plan does not exceed the number of shares reserved under Section 4 hereof. Each Director Option granted under the Plan shall be a non-qualified stock option and shall be evidenced by a Director Stock Option Agreement between the Corporation and the Outside Director. The Director Stock Option Agreement shall specify the number of shares of Common Stock subject to the Director Option and shall also be subject to the following terms and conditions:

          (a) DIRECTOR OPTION PRICE. The price to be paid for shares of Common Stock upon the exercise of each Director Option shall be the average of the high and low prices of the Common Stock as traded on the New York Stock Exchange on the Grant Date; provided, however, that if the Grant Date falls on a day when shares of Common Stock are not traded, the option price of the Director Option

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     shall be determined as of the first day following the Grant Date on which such shares are traded on the New York Stock Exchange.

          (b) PERIOD FOR EXERCISE OF DIRECTOR OPTION. A Director Option shall be exercisable any time during the period that begins twelve (12) months after the Grant Date on which such Director Option is granted and that ends on the ten (10) year anniversary of that Grant Date.

          (c) EXERCISE OF DIRECTOR OPTIONS. The option price of each share of Common Stock purchased upon exercise of a Director Option shall be paid in full (1) in cash at the time of such exercise, or (2) if the Outside Director may do so in conformity with Regulation T (12 C.F.R. Section 220.3(e)(4)) and without violating Section 16(b) or (c) of the 1934 Act (to the extent applicable) and if permitted under the agreement entered into by the Corporation and the Outside Director relating to the Director Option, by delivering a properly executed exercise note together with irrevocable instructions to a broker to deliver promptly to the Corporation the total option price in cash, or (3) by tendering to the Corporation whole shares of Common Stock owned by him for at least six (6) months having a fair market value equal to the cash exercise price of the shares with respect to which the Director Option is being exercised, or (4) any combination of such shares of Common Stock and cash. For this purpose, the fair market value of the shares tendered by the Outside Director shall be the average of the high and low prices of the Common Stock as traded on the New York Stock Exchange on the exercise date (or, if the Common Stock is not traded on that date, the first preceding date on which the Common Stock was traded on the New York Stock Exchange). A Director Option may be exercised at any time or from time to time during the term of the Director Option as to any or all whole shares which have become subject to purchase pursuant to the terms of the Director Option and the Plan.

          (d) TERMINATION OF DIRECTOR OPTION. If an Outside Director ceases to be a director of the Corporation for any reason other than death, any Director Option granted to that Outside Director may be exercised in whole or in part at any time within the three (3) year period immediately following the date on which his or her status as a director terminated. Leave of absence approved by the Inside Directors shall not constitute termination of status as a director. In the event of the death of an Outside Director while serving as a director of the Corporation, any Director Option granted to that Outside Director may be exercised in whole or in part by the executor or administrator of the Outside Director's estate or by the person or persons entitled to the Director Option by will or by applicable laws of descent and distribution within one (1) year after the date of the Outside Director's death, whether or not the Director Option was otherwise exercisable at such date of death. Notwithstanding the foregoing

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     provisions of this subsection (d), no option shall be exercisable after the expiration of the period set forth in Section 7(b) above.

          (e) TRANSFERABILITY OF DIRECTOR OPTION. A Director Option may not be transferred by the Outside Director otherwise than by will or the laws of descent and distribution or as otherwise permitted by the applicable option agreement; provided, however, that a Director Option may be transferred by an Outside Director to a revocable trust, or any other trust qualifying as a "grantor trust" under Section 671-677 of the Internal Revenue Code of 1986, as amended, to be held during the lifetime of an Outside Director for his or her benefit and an Outside Director may transfer a Director Option to members of his or her immediate family, i.e., children, grandchildren and spouse, or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners or to such other persons or entities as may be determined by the Inside Directors.

          (f) CERTIFICATES. The certificate or certificates representing the shares of Common Stock issuable upon an exercise of a Director Option shall be issued as promptly as practicable after such exercise. An Outside Director shall not have any rights of a shareholder in respect to the shares of Common Stock subject to a Director Option until the date of issuance of a stock certificate representing such shares. In no case may a fraction of a share be purchased or issued under the Plan, but if, upon the exercise of a Director Option, a fractional share would otherwise be issuable, then the Corporation shall pay cash in lieu thereof.

          (g) NO RIGHT TO CONTINUED SERVICE. Nothing in this Plan or in any agreement entered into pursuant hereto shall confer on any person any right to continue as a director of the Corporation or affect any rights the Corporation or the shareholders of the Corporation may have to terminate that person's status as a director at any time.

      8. ADJUSTMENT OF SHARES. In the event of any change after the effective date of the Plan in the outstanding shares of Common Stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the shares of Common Stock of the Corporation, the Committee (or, in the case of shares to be reserved for issuance pursuant to Director Options, the Inside Directors) shall determine what changes, if any, are appropriate in the number and kind of shares of Common Stock reserved under the Plan, in the number of shares which may be issued to any individual in any calendar year and in the option price under and the number and kind of shares of Common Stock covered by outstanding Options or Director Options granted under the

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Plan.  Any determination of the Committee or the Inside Directors hereunder shall be conclusive.

      9. TAX WITHHOLDING. Whenever the Corporation proposes or is required to issue or transfer shares of Common Stock under the Plan, the Corporation shall have the right to require the Optionee or his legal representative to remit to the Corporation an amount sufficient to satisfy any federal, state and/or local tax withholding requirements prior to the delivery of any certificate or certificates for such shares, and whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local tax withholding requirements; provided, however, that notwithstanding the above and to the extent permitted by the Committee, an Optionee may make a written election to have shares having an aggregate fair market value sufficient to satisfy the applicable withholding taxes withheld from the shares otherwise to be received upon the exercise of the Option.

     10. AMENDMENT. The Board of Directors of the Corporation may amend the Plan from time to time, except that without the approval of the Corporation's shareholders:

          (a) the number of shares of Common Stock which may be reserved for issuance under the Plan may not be increased except as provided in Section 8 hereof;

          (b) the period during which an Option or Director Option may be exercised may not be extended beyond ten (10) years and one (1) day from the date on which such Option or Director Option was granted;

          (c) the class of employees to whom Options may be granted under the Plan may not be modified materially; and

          (d) no other amendment to the Plan may be made which requires the approval of the Corporation's shareholders under applicable law or under the rules and regulations of the New York Stock Exchange.

     No amendment of the Plan may, without the consent of the Optionee or Outside Director, make any changes in any outstanding Option or Director Option theretofore granted under the Plan which would adversely affect the rights of such Optionee or Outside Director.

     11. TERMINATION. The Board of Directors of the Corporation may terminate the Plan at any time and no Option or Director Option shall be granted thereafter.

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Such termination, however, shall not affect the validity of any Option or
Director Option theretofore granted under the Plan.

     12. SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Corporation.

     13. GOVERNING LAW. The terms of Options and Director Options granted hereunder and the rights and obligations hereunder of the Corporation, the Optionees and Outside Directors and their successors in interest shall, except to the extent governed by federal law, be governed by Indiana law without regard to conflict of law rules.

     14. GOVERNMENT AND OTHER REGULATIONS. The obligations of the Corporation to issue or transfer and deliver shares of Common Stock under Options or Director Options granted under the Plan shall be subject to compliance with all applicable laws, governmental rules and regulations, and administrative action.

     15. EFFECTIVE DATE. The Plan became effective on July 9, 1996 and was amended and restated on January 20, 1997 and January 19, 1999.

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